NEWS RELEASE

Cliffs Natural Resources Appoints John Baldwin to Board of Directors

CLEVELAND – Sept. 9, 2014 – Cliffs Natural Resources Inc. (NYSE: CLF) today announced that it has appointed John T. Baldwin to its Board of Directors, effective immediately.

Lourenco Goncalves, Chairman, President and Chief Executive Officer of Cliffs stated, "John is a highly experienced and respected executive who represents an outstanding addition to our Board of Directors. He brings decades of operational experience, deep strategic capabilities, and overall financial acumen, adding a unique and important perspective to our Board."

Commenting on his appointment, Mr. Baldwin said, "I am honored to have the opportunity to join the Cliffs Board. I look forward to working constructively with my fellow Directors and the Company's seasoned management team and to contributing to the future of Cliffs."

Since 2006, Mr. Baldwin has served as a Director and Chairman of the Audit Committee of Metals USA (NYSE: MUSA), which provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets. Previously, he was Senior Vice President and Chief Financial Officer of Graphic Packaging Corporation, and Vice President and Chief Financial Officer of Worthington Industries, Inc. Prior to Worthington, Mr. Baldwin served in various financial capacities at Tenneco Inc. in both the U.S. and the U.K.. Mr. Baldwin previously served on the Board of The Genlyte Group Incorporated, where he also was Chairman of the Audit Committee. He holds a B.S. degree from the University of Houston and a J.D. from the University of Texas School of Law.

In addition to Mr. Baldwin's appointment, Cliffs also announced that Douglas Taylor was appointed Lead Director of the Cliffs Board. Following the resignations of Timothy W. Sullivan, Gary B. Halverson and Richard K. Riederer, the Cliffs Board is now comprised of nine directors, including Mr. Goncalves as Chairman and eight independent directors.

About Cliffs Natural Resources Inc.

Cliffs Natural Resources Inc. is a leading mining and natural resources company. The Company is a major iron ore producer in the Great Lakes region and a significant producer of high-and low-volatile metallurgical coal in the U.S. Additionally, Cliffs operates iron ore mines in Eastern Canada and an iron mining complex in Western Australia. Driven by the core values of social, environmental and capital stewardship, Cliffs' employees endeavor to provide all stakeholders operating and financial transparency. News releases and other information on the Company are available at: http://www.cliffsnaturalresources.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties relating to Cliffs' operations and business environment that are difficult to predict and may be beyond Cliffs' control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements for a variety of reasons including without

limitation: trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; our actual levels of capital spending; uncertainty or weaknesses in global economic conditions, including downward pressure on prices, reduced market demand and any slowing of the economic growth rate in China; our ability to successfully integrate acquired companies into our operations and achieve post-acquisition synergies, including without limitation, Cliffs Quebec Iron Mining Limited (formerly Consolidated Thompson Iron Mining Limited); our ability to successfully identify and consummate any strategic investments and complete planned divestitures; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; our ability to reach agreement with our iron ore customers regarding any modifications to sales contract provisions; the impact of price-adjustment factors on our sales contracts; changes in sales volume or mix; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the impact of our customers using other methods to produce steel or reducing their steel production; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; the results of prefeasibility and feasibility studies in relation to projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to cost-effectively achieve planned production rates or levels; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; availability of capital and our ability to maintain adequate liquidity and successfully implement our financing plans; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; risks related to international operations; availability of capital equipment and component parts; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; and other factors and risks that are set forth in the Company's most recently filed reports with the U.S. Securities and Exchange Commission (the "SEC"). The information contained herein speaks as of the date of this release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this release.

Contacts:

Patricia Persico
Director, Global Communications
(216) 694-5316

Matt Benson/Dave Millar/Alexandra LaManna
Sard Verbinnen and Co
(212) 687-8080

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